UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2016

REGENXBIO INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37553	47-1851754
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9712 Medical Center Drive, Suite 100 Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

(240) 552-8181

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On August 9, 2016, REGENXBIO Inc. (the “Company”) issued a press release regarding its results of operations and financial condition for the quarter ended June 30, 2016. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8‑K and is incorporated by reference herein.

The information in Item 2.02 of this Current Report on Form 8‑K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2016, Camille Samuels, then a director of the Company, notified the Company’s Board of Directors (the “Board”) that she was resigning from the Board, effective immediately, so that she may devote her full time efforts to her other commitments. The Company and the Board wish to thank Ms. Samuels for her dedication and service to the Company.

On August 5, 2016, the Board, based upon the recommendation of the Nominating and Corporate Governance Committee of the Board, elected Daniel J. Abdun-Nabi as a Class I director of the Company and a member of the Audit Committee of the Board, effective immediately. Mr. Abdun-Nabi’s initial term will expire at the Company’s 2019 annual meeting of stockholders. Mr. Abdun-Nabi was elected to fill a vacant seat on the Board following the departure of Ms. Samuels. The Board has determined that Mr. Abdun-Nabi is an independent director in accordance with applicable rules of the Securities and Exchange Commission and the NASDAQ Global Select Market.

Pursuant to the Company’s compensation program for non-employee directors, Mr. Abdun-Nabi was granted an option to purchase 25,000 shares of the Company’s common stock at an exercise price of $8.69 per share, the closing price per share of the common stock on August 5, 2016, the date on which he joined the Board. Such option will vest in equal monthly installments over a period of three years from the date of the grant, except that in the event of a change of control of the Company or death, the option will accelerate and become immediately exercisable. Mr. Abdun-Nabi will also receive a $35,000 annual retainer for his service on the Board and an additional $7,500 annual retainer for his service on the Audit Committee. In addition, he will be eligible to receive, upon the conclusion of each annual meeting of stockholders beginning in 2017, an option to purchase 12,500 shares of the Company’s common stock.  Such annual option will vest in equal monthly installments over a period of one year from the date of grant, except that in the event of a change of control of the Company or death, the option will accelerate and become immediately exercisable. The compensation program for non-employee directors is described in further detail in the Company’s definitive proxy statement filed on April 18, 2016 in connection with the Company’s 2016 annual meeting of stockholders.

Mr. Abdun-Nabi and the Company have entered into an indemnification agreement requiring the Company to indemnify him to the fullest extent permitted under Delaware law with respect to his service as a director. The indemnification agreement is in the form entered into with the Company’s other directors and executive officers. This form is filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-206430), as originally filed on August 17, 2015 and declared effective on September 16, 2015.

A copy of a Company press release announcing the election of Mr. Abdun-Nabi and the departure of Ms. Samuels is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
99.1	Press Release dated August 9, 2016 relating to REGENXBIO Inc.’s financial results.
99.2	Press Release dated August 8, 2016 relating to the election of Daniel J. Abdun-Nabi as a member of REGENXBIO Inc.’s Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENXBIO INC.

Date: August 9, 2016	By:	/s/ Kenneth T. Mills
Kenneth T. Mills
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 9, 2016 relating to REGENXBIO Inc.’s financial results.
99.2	Press Release dated August 8, 2016 relating to the election of Daniel J. Abdun-Nabi as a member of REGENXBIO Inc.’s Board of Directors.